Exhibit 2

LETTER OF ACCEPTANCE AND TRANSMITTAL

for Common Shares and Class C Shares of

FINANCIAL MODELS COMPANY INC.

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL
5:00 P.M. (TORONTO TIME) ON APRIL 14, 2005
UNLESS SUCH OFFER IS EXTENDED OR WITHDRAWN.

The Depositary
(see back cover page for addresses and telephone number)
or your broker or other financial advisor will
assist you in completing this Letter of Acceptance and Transmittal.

     This Letter of Acceptance and Transmittal, properly completed and duly executed, together with all other required documents, must accompany certificates for FMC Shares (as defined in the Offer) of Financial Models Company Inc. (“FMC”) deposited pursuant to the offer (the “Offer”) dated March 7, 2005 made by 1651943 Ontario Inc., a subsidiary of SS&C Technologies, Inc., (the “Offeror“) to holders of FMC Shares.

     The terms and conditions of the Offer are incorporated by reference in this Letter of Acceptance and Transmittal. Capitalized terms used but not defined in this Letter of Acceptance and Transmittal which are defined in the Offer and accompanying Circular dated March 7, 2005 have the respective meanings set out in the Offer and Circular.

Please read the instructions and rules set forth below carefully before completing this Letter of Acceptance and Transmittal.

TO:	1651943 ONTARIO INC.
AND TO:	COMPUTERSHARE INVESTOR SERVICES INC., as Depositary, at its offices set out on the back cover page

Dear Sirs/Mesdames:

     The undersigned delivers to you the enclosed certificate(s) for FMC Shares and, effective at such time as such shares are taken up pursuant to the Offer (the “Take-Up Time”) and subject only to the provisions of the Offer regarding withdrawal, irrevocably accepts the Offer for such FMC Shares and hereby assigns to the Offeror all right, title and interest therein. The following are the details of the enclosed certificate(s):

(This table is to be completed by all holders of FMC Shares wishing to tender such FMC Shares under the Offer.)

		Number of FMC Shares	Number of FMC Shares
Certificate Number	Name in which Registered	Represented by Certificate	Tendered*

TOTAL

(If space is insufficient, please attach a list in the above form.)

*	Unless otherwise indicated, all FMC Shares evidenced by any certificate(s) submitted to the Depositary will be deemed to have been deposited under the Offer. See Instruction 6, “Partial Tenders”.

     The undersigned acknowledges receipt of the Offer and the accompanying Circular dated March 7, 2005 and represents and warrants that the undersigned has good and sufficient authority to deposit, sell, assign and transfer the FMC Shares represented by the enclosed certificate(s) (the “Deposited FMC Shares”) and that when the Deposited FMC Shares are taken up by the Offeror, the Offeror will acquire good title to the Deposited FMC Shares free and clear from all liens, charges, encumbrances, claims and equities and in accordance with the following: IN CONSIDERATION OF THE OFFER AND FOR VALUE RECEIVED the undersigned irrevocably assigns to the Offeror, effective at the Take-Up Time, all of the right, title and interest of the undersigned in and to the Deposited FMC Shares and in and to any and all dividends, distributions, payments, securities, rights, warrants, assets or other interests (collectively, “distributions”) which may be declared, paid, accrued, issued, distributed, made or transferred on or in respect of the Deposited FMC Shares or any of them after the date of the Offer, as well as the right to receive any and all distributions. If, notwithstanding such assignment, any distributions are received by or made payable to or to the order of the undersigned, the whole of any such distribution shall be received and held by the undersigned for the account of the Offeror until the Offeror pays for the Deposited FMC Shares and shall be promptly remitted and transferred by the undersigned to the Depositary for the account of the Offeror, accompanied by appropriate documentation of transfer; provided that, in the case of any cash distribution payable to the undersigned that does not exceed the purchase price payable to the undersigned pursuant to the Offer, the amount of such distribution shall be applied by the Offeror in full or partial payment of such purchase price and the amount of cash otherwise delivered by the Offeror in payment of the purchase price will be reduced by such amount. Pending such remittance, the Offeror will be entitled to all rights and privileges as owner of any such non-cash dividend, distribution, payment, right or other interest and may withhold the entire purchase price payable by the Offeror to the undersigned pursuant to the Offer or deduct from the purchase price payable by the Offeror to the undersigned pursuant to the Offer the amount or value thereof, as determined by the Offeror in its sole discretion.

     Shareholders whose FMC Share certificates are not immediately available or who cannot cause their FMC Share certificates and all other required documents to be delivered to the Depositary on or prior to the Expiry Time must deliver their FMC Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer, “Manner of Acceptance — Procedure for Guaranteed Delivery”.

     The undersigned irrevocably constitutes and appoints each director or officer of the Offeror, and any other person designated by the Offeror in writing, the true and lawful agent, attorney and attorney-in-fact of the undersigned with respect to the Deposited FMC Shares taken up and paid for under the Offer by the Offeror and any distributions on such Deposited FMC Shares which may be declared, paid, accrued, issued, distributed, made or transferred on or in respect of the Deposited FMC Shares on or after the date of the Offer with full power of substitution (such power of attorney, being coupled with an interest, being irrevocable), to and in the name of and on behalf of the undersigned: (a) register or record the transfer or cancellation of such Deposited FMC Shares and distributions consisting of securities on the appropriate registers of FMC; (b) for so long as any of such Deposited FMC Shares are registered or recorded in the name of the undersigned (whether or not they are now so registered or recorded), execute and deliver (provided the same is not contrary to applicable law), as and when requested by the Offeror by whom such Deposited FMC Shares have been taken up, any instruments of proxy, authorization or consent in form and on terms satisfactory to the Offeror in respect of any such Deposited FMC Shares and distributions, and to designate in any such instruments of proxy any person or persons as the proxyholder of the undersigned in respect of such Deposited FMC Shares and distributions; (c) execute and negotiate any cheques or other instruments representing any such distribution payable to or to the order of the undersigned; and (d) exercise any rights of the undersigned with respect to such Deposited FMC Shares and distributions.

     The undersigned revokes any and all other authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, previously conferred or agreed to be conferred by the undersigned at any time with respect to the Deposited FMC Shares or any distributions. No subsequent authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, will be granted with respect to the Deposited FMC Shares or any distributions by or on behalf of the undersigned, unless the Deposited FMC Shares are not taken up and paid for under the Offer.

     The undersigned agrees not to vote any of the Deposited FMC Shares taken up and paid for under the Offer, or distributions on such FMC Shares consisting of securities, at any meeting and not to exercise any of the other rights or privileges attaching to any of such Deposited FMC Shares or distributions consisting of securities, or otherwise act with respect thereto. The undersigned agrees further to execute and deliver to the Offeror by whom such Deposited FMC Shares have been taken up, provided that it is not contrary to any applicable law, at any time and from time to time after the Take-Up Time, as and when requested by, and at the expense of, the Offeror, any and all instruments of proxy, authorization or consent, in form and on terms satisfactory to the Offeror, in respect of any such Deposited FMC Shares or distributions consisting of securities. The undersigned agrees further to designate in any such instruments of proxy the person or persons specified by the Offeror acquiring the Deposited FMC Shares as the proxyholder of the undersigned in respect of such Deposited FMC Shares or distributions consisting of securities.

     The undersigned covenants and agrees, from and after the Take-Up Time, to execute all such documents, transfers and other assurances as may be necessary or desirable to convey the Deposited FMC Shares and distributions effectively to the Offeror.

     Each authority conferred or agreed to be conferred by the undersigned in this Letter of Acceptance and Transmittal is irrevocable and all obligations of the undersigned in this Letter of Acceptance and Transmittal shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer, the deposit of FMC Shares pursuant to this Letter of Acceptance and Transmittal is irrevocable.

     The undersigned instructs the Offeror and the Depositary, upon the Offeror taking up the Deposited FMC Shares, to mail the cheque in payment therefor by first class mail, postage prepaid, or to hold such cheque for pick-up, in accordance with the instructions given below. Should any Deposited FMC Shares not be purchased, the deposited certificates and other relevant documents shall be returned to the undersigned in accordance with the instructions in the preceding sentence. The undersigned acknowledges that the Offeror has no obligation pursuant to the instructions given below to transfer any FMC Shares from the name of the registered holder thereof if the Offeror does not purchase any of the Deposited FMC Shares.

     By reason of the use by the undersigned of an English language form of Letter of Acceptance and Transmittal, the undersigned shall be deemed to have required that any contract evidenced by the Offer as accepted through this Letter of Acceptance and Transmittal, as well as all documents related thereto, be drawn exclusively in the English language. En raison de l’usage d’une version anglaise de la présente lettre d’envoi par le soussigné, ce dernier et les destinataires sont réputés avoir demandé que tout contrat attesté par l’offre, telle qu’elle est acceptée au moyen de cette lettre d’envoi, de même que tous les documents qui s’y rapportent, soient rédigés exclusivement en anglais.

Signature guaranteed by (if required under Instruction 4):	Dated: .

Authorized Signature	Signature of Shareholder or Authorized Representative — see Instruction 5

Name of Guarantor (please print or type)	Name of Shareholder (please print or type)

Address (please print or type)	Name of Authorized Representative, if applicable (please print or type)

Daytime Phone Number of Shareholder or Authorized Representative

BLOCK A	BLOCK B

(See Instructions 3 and 4)	(See Instructions 3 and 4)

ISSUE CHEQUE IN NAME OF (please print or type):	SEND CHEQUE (unless Block “C” is checked)
TO (please print or type):

(Name)	0 Same address as Block A or to:

(Street Address and Number)	(Name)

(City and Province or State)	(Street Address and Number)

(Country and Postal (Zip) Code)	(City and Province or State)

(Tax Identification, Social Insurance or Social Security No.)	(Tax Identification, Social Insurance or Social Security No.)

BLOCK C

0	DELIVER CHEQUE AGAINST COUNTER RECEIPT

BLOCK D

INDICATE WHETHER OR NOT YOU ARE A U.S. SHAREHOLDER OR ARE ACTING ON BEHALF OF A U.S. SHAREHOLDER

0	The owner signing above represents that it is not a U.S. Shareholder and is not acting on behalf of a U.S. Shareholder.

0	The owner signing above is a U.S. Shareholder or is acting on behalf of a U.S. Shareholder.

A U.S. Shareholder is any Shareholder that is either (A) within the United States or any territory or possession thereof or (B) a “U.S. Person” as defined in Regulation S under the United States Securities Act of 1933.

BLOCK E

0	CHECK HERE IF FMC SHARES ARE BEING DEPOSITED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING (please print or type)

Name of Registered Holder: _________________________________________________________________________________

Date of Execution of Notice of Guaranteed Delivery: _______________________________________________________________

Name of Institution which Guaranteed Delivery: __________________________________________________________________

BLOCK F
SUBSTITUTE FORM W-9
To be completed by a U.S. Shareholder (see Instruction 7)

Under penalties of perjury, I certify that:

1.	The social security or other taxpayer identification number stated below is my correct taxpayer identification number (or I am waiting for a number to issued to me), and

2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the United States Internal Revenue Services (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

Certification Instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because of under reporting interest or dividends on your tax return.

(Signature of Shareholder)	(Date)

(Taxpayer Identification Number)

NOTE: FAILURE TO COMPLETE THIS BLOCK F OR TO PROVIDE THE OFFEROR WITH A SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENT TO YOU PURSUANT TO THE OFFER.

INSTRUCTIONS AND RULES

1. Use of Letter of Acceptance and Transmittal

(a)	Letter of Acceptance and Transmittal (or a manually signed facsimile copy thereof) together with accompanying certificates representing the Deposited FMC Shares must be received by the Depositary at any of the offices specified below before 5:00 p.m. (Toronto time) on April 14, 2005, being the Expiry Time, unless the Offer is extended or unless the procedure for guaranteed delivery set out in Instruction 2 below is used.

(b)	The method used to deliver this Letter of Acceptance and Transmittal and any accompanying certificates representing FMC Shares is at the option and risk of the holder, and delivery will be deemed effective only when such documents are actually received. The Offeror recommends that the necessary documentation be hand delivered to the Depositary at any of its offices specified on the back cover page, and a receipt obtained; otherwise the use of registered mail with return receipt requested, properly insured, is recommended. Shareholders whose FMC Shares are registered in the name of a stockbroker, investment dealer, bank, trust company or other nominee should contact that nominee for assistance in depositing those FMC Shares.

2. Procedures for Guaranteed Delivery

     If a Shareholder wishes to deposit FMC Shares pursuant to the Offer and (i) the certificate(s) representing such FMC Shares are not immediately available or (ii) the Shareholder is not able to cause the certificate(s) representing such FMC Shares and all other required documents to be delivered to the Depositary on a timely basis at or prior to the Expiry Time, such FMC Shares may nevertheless be deposited provided that all of the following conditions are met:

(a)	a deposit is made by or through an Eligible Institution (as defined below);

(b)	a properly completed and duly executed Notice of Guaranteed Delivery in the form accompanying the Offer or a manually executed facsimile copy thereof, properly completed and executed, together with a guarantee by an Eligible Institution in the form set forth in such Notice of Guaranteed Delivery, is received by the Depositary at its Toronto office as set forth in the Notice of Guaranteed Delivery (by hand, facsimile transmission or mail) at or prior to the Expiry Time; and

(c)	the certificate(s) representing the Deposited FMC Shares, in proper form for transfer, together with this Letter of Acceptance and Transmittal or a manually executed facsimile thereof, properly completed and executed, and all other documents required by this Letter of Acceptance and Transmittal are received at the Toronto office of the Depositary on or before 5:00 p.m. (Toronto time) on the third trading day on the Toronto Stock Exchange after the Expiry Time. To constitute delivery for the purpose of satisfying a guaranteed delivery, this Letter of Acceptance and Transmittal and accompanying certificate(s) representing FMC Shares must be delivered to the Toronto office of the Depositary indicated below.

     An “Eligible Institution” means a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the

Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP).

3. Signatures

(a)	This Letter of Acceptance and Transmittal must be filled in and signed by the holder of FMC Shares accepting the Offer described above or by such holder’s duly authorized representative (in accordance with Instruction 5).

(b)	If this Letter of Acceptance and Transmittal is signed by the registered owner(s) of the accompanying certificate(s), such signature(s) on this Letter of Acceptance and Transmittal must correspond with the name(s) as registered or as written on the face of such certificate(s) without any change whatsoever, and the certificate(s) need not be endorsed. If such transmitted certificate(s) are owned of record by two or more joint owners, all such owners must sign this Letter of Acceptance and Transmittal.

(c)	If this Letter of Acceptance and Transmittal is signed by a person other than the registered owner(s) of the accompanying certificate(s):

(i)	such deposited certificate(s) must be endorsed or be accompanied by an appropriate share transfer power of attorney duly and properly completed by the registered owner(s); and

(ii)	the signature(s) on such endorsement or share transfer power of attorney must correspond exactly to the name(s) of the registered owner(s) as registered or as appearing on the certificate(s) and must be guaranteed as noted in Instruction 4 below.

4. Guarantee of Signatures

     If this Letter of Acceptance and Transmittal is signed by a person other than the registered owner(s) of the Deposited FMC Shares, or if Deposited FMC Shares not purchased are to be returned to a person other than such registered owner(s) or sent to an address other than the address of the registered owner(s) as shown on the share register of FMC or if payment is to be issued in the name of a person other than the registered owner(s) of the Deposited FMC Shares such signature must be guaranteed by an Eligible Institution (except that no guarantee is required if the signature is that of an Eligible Institution).

5. Fiduciaries, Representatives and Authorizations

     Where this Letter of Acceptance and Transmittal is executed by a person acting as an executor, administrator, trustee or guardian, or on behalf of a corporation, partnership or association or is executed by any other person acting in a representative capacity, such person should so indicate when signing and this Letter of Acceptance and Transmittal must be accompanied by satisfactory evidence of the authority to act. The Offeror or the Depositary, at their discretion, may require additional evidence of authority or additional documentation.

6. Partial Tenders

     If less than the total number of FMC Shares evidenced by any certificate submitted is to be tendered, fill in the number of FMC Shares to be tendered in the appropriate space on this Letter of

Acceptance and Transmittal. In such case, new certificate(s) for the number of FMC Shares not deposited will be sent to the registered holder as soon as practicable after the Expiry Time. The total number of FMC Shares evidenced by all certificates delivered will be deemed to have been deposited unless otherwise indicated.

7. Substitute Form W-9 for U.S. Shareholders Only

     Each U.S. Shareholder depositing FMC Shares under the Offer and receiving payment therefor within the United States is required to provide the Depositary with a correct Taxpayer Identification Number (“TIN”) on Substitute Form W-9 which is provided in Block F, and to certify, under penalty of perjury, whether such holder is subject to backup withholding of federal income tax. If a U.S. Shareholder has been notified by the Internal Revenue Service that such holder is subject to backup withholding, such holder must cross out item 2 of the Substitute Form W-9, unless such holder has since been notified by the Internal Revenue Service that such holder is no longer subject to backup withholding. Failure to provide the information in the Substitute Form W-9 may subject a U.S. Shareholder to 28% federal income tax withholding on any payment to such holder made in connection with the purchase of such holder’s FMC Shares. If a U.S. Shareholder has not been issued a TIN and has applied for one or intends to apply for one in the near future, such holder should write “Applied For” in the space provided for the TIN in the Substitute Form W-9, and sign and date the Substitute Form W-9. If “Applied For” is written in the Substitute Form W-9 and the Depositary is not provided with a TIN within 60 days, the Depositary will withhold 28% on all payments to such holder made in connection with the purchase of such holder’s FMC Shares until a TIN is provided to the Depositary.

8. Miscellaneous

(a)	If the space on this Letter of Acceptance and Transmittal is insufficient to list all certificates for Deposited FMC Shares, additional certificate numbers and number of Deposited FMC Shares may be included on a separate signed list affixed to this Letter of Acceptance and Transmittal.

(b)	If Deposited FMC Shares are registered in different forms (e.g., “John Doe” and “J. Doe”) a separate Letter of Acceptance and Transmittal should be signed for each different registration.

(c)	No alternative, conditional or contingent deposits will be acceptable, and no fractional FMC Shares will be purchased. All depositing Shareholders by execution of this Letter of Acceptance and Transmittal (or a facsimile copy hereof) waive any right to receive any notice of the acceptance of Deposited FMC Shares for payment.

(d)	The Offer and any agreement resulting from the acceptance of the Offer will be construed in accordance with and governed by the laws of the Province of Ontario and the laws of Canada applicable therein.

(e)	Additional copies of the Offer and the Circular, this Letter of Acceptance and Transmittal and the Notice of Guaranteed Delivery may be obtained from the Depositary at any of its offices at the addresses listed on the back cover page.

9. Lost Certificates

     If a share certificate has been lost or destroyed, this Letter of Acceptance and Transmittal should be completed as fully as possible and forwarded, together with a letter describing the loss, to the Depositary. The Depositary will respond with the replacement requirements for lost or destroyed certificates.

     THIS LETTER OF ACCEPTANCE AND TRANSMITTAL OR A MANUALLY EXECUTED FACSIMILE (TOGETHER WITH CERTIFICATES FOR FMC SHARES AND ALL OTHER REQUIRED DOCUMENTS) OR THE NOTICE OF GUARANTEED DELIVERY OR A MANUALLY EXECUTED FACSIMILE THEREOF MUST BE RECEIVED BY THE DEPOSITARY ON OR BEFORE THE EXPIRY TIME.

The Depositary for the Offer is:

COMPUTERSHARE INVESTOR SERVICES INC.

By Mail:

P.O. Box 7021
31 Adelaide Street East
Toronto, Ontario
M5C 3H2
Attention: Corporate Actions

By Registered Mail, Hand or Courier:	By Hand or Courier:

Toronto	Montreal

100 University Avenue 9th Floor Toronto, Ontario M5J 2Y1 Attention: Corporate Actions	650 de Maisonneuve Blvd. West Suite 700 Montreal, Québec H3A 3S8 Attention: Corporate Actions

Toll Free : 1-800-564-6253

E-mail: service@computershare.com

Any questions and requests for assistance may be directed by holders of FMC Shares to the Depositary at its telephone number and locations set out above.